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                                                                   Exhibit 23(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 3, 1995 (except as to Note 13, which is as of December 18, 1995) appearing on Page F-1 of CONMED Corporation's Annual Report on Form 10-K/A for the year ended December 30, 1994. We also consent to the incorporation by reference of our report dated January 29, 1996, which appears on page 1 of
Exhibit 99 of the Current Report on Form 8-K filed February 16, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 15 of Exhibit 99 of such Current Report on Form 8-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                         PRICE WATERHOUSE LLP


Syracuse, New York
February 15, 1996